EXHIBIT 10.4
AMENDMENT TO INCENTIVE UNIT AGREEMENT, dated as of February 18, 2022 (“Amendment”), by and between Steel Partners Holdings L.P., a Delaware limited partnership (the “Company”), and SPH SPV-I LLC, LLC, a Delaware limited liability company (“SPH SPV-I”).
WHEREAS, the Company and SPH SPV-I are parties to that certain Incentive Unit Agreement, dated as of May 11, 2012 (the “Agreement”);
WHEREAS, the Company and SPH SPV-I desire to amend the Agreement as further described herein.
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.Section 2(a)(x) of the Agreement shall be amended and restated in its entirety as follows:
A copy of the computations made by the Manager to calculate such Annual Incentive Number shall promptly be delivered to the General Partner for informational purposes only. Upon delivery of the computation of the Annual Incentive Number, the number of Class C Common Units shown by such computation, if any, shall be classified with respect to the Incentive Units, effective as of the prior Incentive Calculation Date, no later than the first day of the next calendar month following the calendar month in which the Annual Incentive Number computation was delivered to the Partnership; provided, however, if in connection with the classification of the Class C Common Units, the Company or SPH SPV-I is required to make any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), such Class C Common Units shall be classified no later than four (4) business days following the later of (i) the expiration or termination of the applicable waiting period under the HSR Act and (ii) the receipt of any applicable antitrust approvals required in connection with such filing under the HSR Act.

2.Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect.
3.This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

STEEL PARTNERS HOLDINGS L.P.

By:	/s/ Jason Wong
	Name:	Jason Wong
	Title:	Chief Financial Officer

SPH SPV-I LLC

By:	/s/ Warren Lichtenstein
	Name:	Warren Lichtenstein
	Title:	Class A Member